Exhibit 10.19.1

                              FIRST AMENDMENT TO
              TRUST UNDER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       Effective as of December 10, 2002

     This First Amendment to Trust Under Supplemental Executive Retirement Plan (the "Trust Agreement") is hereby made pursuant to Section 12 of the Trust Agreement.

     1. The first "WHEREAS" clause of the Trust Agreement is hereby amended to read in its entirety as follows:

     "WHEREAS, Company has adopted the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies and the individual agreements set forth on Schedule A (collectively, the 'Plan');"

     2. Section 1(e) of the Trust Agreement is hereby amended to add the following to the end thereof:

"Notwithstanding the foregoing, upon the occurrence of a Change in Control
(as defined below), the Company shall contribute to the Trust such amount as shall be determined by the actuaries for the Northeast Utilities Service Company Retirement Plan (the 'Retirement Plan') as shall be necessary to fully fund all benefits accrued under the Plan at the date of such Change in Control, using the actuarial assumptions used for funding of the Retirement Plan.
In addition, on each anniversary of the Change in Control, the Company shall contribute to the Trust such amount, if any, as shall be determined by the actuaries for the Retirement Plan to be necessary to fully fund all benefits accrued under the Plan as of such anniversary date, using the actuarial assumptions used for funding of the Retirement Plan."

     3. Section 5(c) of the Trust Agreement is hereby amended by adding the following new paragraph to the end thereof:

     "Upon the occurrence of a Change in Control, the appointment of any Investment Manager by the Company shall be automatically revoked and only the Trustee shall have the authority to appoint another Investment Manager to act as such pursuant to this Trust Agreement, and the Trustee, or such Investment Manager appointed by the Trustee, shall invest the assets of the Trust in accordance with the investment guidelines attached hereto as Exhibit A."

     4. Section 10 of the Trust Agreement is hereby amended by adding the following sentence to the end of section (b) thereof:

     "Notwithstanding the foregoing, following a Change in Control, the Company may not remove the Trustee without the written approval of at least 67% of the Plan participants and beneficiaries entitled to benefits under the Trust. For purposes of the preceding, a beneficiary shall be considered in calculating the 67% requirement only after the death of the corresponding participant."

     5. Section 12(a) of the Trust Agreement is hereby amended by adding the following sentence to the end thereof:

"In addition, prior to a Change in Control, Schedule A may be amended by the Company acting alone, by providing written notice of such amendment to the Trustee, and, following a Change in Control, no amendment may be made without the written consent of any Participants affected by such amendment.

     6. The Trust Agreement is hereby amended to add the following new Section 15 to the end thereof:

     "SECTION 15.   Definitions.

     The following definitions shall apply for purposes of this Trust
Agreement:

     (1) 'Affiliate' shall mean an 'affiliate' as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     (2)  'Change in Control' shall mean the happening of any of the following:

     (i) Any 'person,' as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than Northeast Utilities, its Affiliates, or any Company employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northeast Utilities representing more than 20% of the combined voting power of either (i) the Outstanding Common Shares or (ii) the Voting Securities; or

     (ii) Individuals who, as of the beginning of any twenty-four month period, constitute the trustees of Northeast Utilities (the 'Incumbent Board') cease for any reason to constitute at least a majority of the Board or cease to be able to exercise the powers of the majority of the Board, provided that any individual becoming a trustee subsequent to the beginning of such period whose election or nomination for election by the common shareholders of Northeast Utilities was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of Northeast Utilities (as such terms are used in Rule 14a-11 of Regulation
14A promulgated under the Exchange Act); or

     (iii) Consummation by Northeast Utilities of a reorganization, merger or consolidation (a 'Business Combination'), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Shares and Voting Securities immediately prior to such Business Combination do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Shares and Voting Securities, as the case may be; or

     (iv) Consummation of a complete liquidation or dissolution of Northeast Utilities or sale or other disposition of all or substantially all of the assets of Northeast Utilities other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Shares and Voting Securities, as the case may be, immediately prior to such sale or disposition.

     (3) 'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended.

     (4) 'Outstanding Common Shares' at any time shall mean the then outstanding common shares of Northeast Utilities.

     (5) 'Voting Securities' at any time shall mean the then outstanding voting securities of Northeast Utilities entitled to vote generally in the election of trustees of Northeast Utilities."

     7. The Trust Agreement is hereby amended to add a Schedule A and an Exhibit A in the forms attached to this Amendment.

NORTHEAST UTILITIES SERVICE COMPANY


By: /s/ David R. McHale
Name:   David R. McHale
Title:  Vice President and Treasurer

FLEET NATIONAL BANK


By: /s/ Michael Callahan
Name:   Michael Callahan
Title:  Sr. Vice President



                           SCHEDULE A

          Individual Agreements as of December 10, 2002



1968-1   1978-1   1978-2   1980-1   1981-1   1983-1   1984-1   1989-1
1990-1   1990-2   1990-3   1990-4   1990-5   1990-6   1990-7   1990-8
1990-9   1992-1   1992-2   1992-3   1992-4   1992-5   1992-6   1992-7
1992-8   1992-9   1992-10  1992-11  1992-12  1992-13  1993-1   1993-2
1993-2   1993-3   1993-4   1993-5   1993-6   1993-9   1994-1   1994-2
1994-3   1995-1   1995-2   1995-3   1995-5   1996-1   1996-2   1996-3
1996-4   1996-6   1997-1   1997-2   1997-3   1997-5   1997-6   1997-7
1998-1   1998-2   1998-3   1998-4   1998-5   1998-6   1999-1   2000-1
2001-1   2001-2   2001-3   2001-4   2001-5   2002-1   2002-2   2002-3
2002-4   2002-5




                            EXHIBIT A

    INVESTMENT GUIDELINES APPLICABLE AFTER CHANGE IN CONTROL



OBJECTIVES

The objective of the investment policy of the Northeast Utilities Rabbi Trust is to provide guidelines that enable the Trust to achieve as high a level of investment return as is consistent with the preservation of capital and maintenance of liquidity. The Investment Manager will construct and manage a diversified portfolio that meets this objective. The Investment Manager will be measured against a benchmark of 50% Salomon Brothers 3-month Treasury Bill return index and 50% Salomon 1-3 Government/Corporate Bond index.

INVESTMENT GUIDELINES

1.   Approved Instruments

     The following fixed income instruments are considered appropriate for the portfolio:

     a. U.S. Government and Agency securities.
     b. Money market instruments; repurchase agreements, commercial paper, certificates of deposit, bank obligations, Eurodollar certificates of deposit, and approved money market funds.
     c. High Quality Corporate bonds, including Eurodollar issues of U.S. corporations, and U.S. dollar denominated issues of foreign corporations.
     d. Municipal securities
     e. Floating rate securities without interest rate caps.
     f. Asset-backed securities.
     g. Foreign government and provincial securities, and securities of international agencies that are U.S. dollar denominated.
     h. Mortgage-backed securities, including collateralized mortgage obligations (CMOs).

2.   Quality
     Individual holdings of commercial paper must be rated A-1, P-1, or better, by either Standard and Poor's Corporation ("S&P") or Moody's Investor Services ("Moody's") at the time of purchase.

     Securities of Issuers with a long-term credit rating must be rated at least A-/A3 by Standard & Poor's or Moody's, respectively. If a security held in the portfolio is downgraded by S&P or Moody's below the minimum rating specified above, the Investment Manager will notify the Company within 5 business days of the downgrade.

3.   Diversification
     Securities of a single issuer, valued at cost at the time of purchase, should not exceed 2 1/2% of the market value of the portfolio or $5 million, whichever is smaller. Corporate securities (excluding commercial paper) of a single industry sector, and Mortgage Backed Securities, valued at cost at the time of purchase, should generally not exceed 25% of the market value of the portfolio.

     For purposes of this diversification policy, securities of a parent company and its subsidiaries will always be combined except for captive finance companies. Such captives will be included with their parent company only if their primary purpose is to finance the parent's business. Securities issued by the U.S. Treasury and U.S. Government Agencies are specifically exempted from these restrictions.

4.   Marketability/Liquidity
     The Investment Manager shall purchase liquid securities that regularly trade in a secondary market under normal conditions. The Investment Manager shall also structure the portfolio so that securities mature as needed to meet anticipated liquidity demands.

5.   Maturity/Portfolio Duration
     The portfolio's average duration shall be no longer than that of the Salomon Brothers 1-3 Year Government/Corporate Index. In addition, the final maturity or put date of each security within the portfolio shall not exceed three years. In the case of securities with regularly scheduled principal repayments (i.e. asset- and mortgage-backed securities) the average life of the security at the time of purchase shall be no more than five years.

6.   Performance Measurement
     Monthly, the Investment Manager will provide statements of transactions and market valuation of portfolio assets. Quarterly, the Investment Manager will provide the Company with a review of its performance relative to the benchmarks specified above.

7.   Restricted Investments
     Private placements are prohibited except for 144a issues with registration rights. Futures contracts and options shall be used for bona fide hedging or risk management purposes only.